Exhibit 99.2

ELECTION FORM	Return this form with your stock certificate(s) in the [COLOR] enclosed envelope to [EXCHANGE AGENT], Attn: [NAME], as indicated below:

COLUMBIA BANKING SYSTEMS, INC. (Columbia)	By Mail: [ADDRESS] By Hand: [ADDRESS] By Overnight Delivery: [ADDRESS]

BANK OF ASTORIA	DO NOT MAIL THIS ELECTION FORM TO COLUMBIA OR BANK OF ASTORIA.

DIRECT ANY QUESTIONS TO [EXCHANGE AGENT] AT [PHONE NUMBER].

1. ABOUT YOU AND YOUR SHARES — Indicate Address Change as Necessary Below

[Attach Mailing Label Here]	Number of Shares	Certificate Number

Total Number of Certificated Shares Enclosed:

2. ELECTION – If you own more than 100 Bank of Astoria shares, you may select one of the following options:		All certificates for shares that are covered by your election or shares for which a properly completed Notice of Guaranteed Delivery is delivered, MUST accompany this form

☐	1.	Exchange all of my Bank of Astoria shares for Columbia shares (the “All Stock Election”).	☐	2.	Exchange all of my Bank of Astoria shares for cash (the “All Cash Election”).

☐	3.	Exchange all of my Bank of Astoria shares for a predetermined split of Columbia shares and cash based on the percentages of cash and stock to be paid by Columbia in the merger (the “Mixed Election”).	☐	4.

Exchange percent (            %) (please specify a whole percentage that is a multiple of 5%) of my Bank of Astoria shares for Columbia shares (rounded down to the nearest whole share by the Exchange Agent) and the balance for cash (the “Special Election”).

3. REQUIRED SIGNATURES — All shareholders must sign below. The shareholder whose Social Security Number or Employer Identification Number appears to the right must sign the W-9 Certification.		Social Security Number or Employer Identification Number [XXX-XX-XXXX]

X

W-9 Certification — I certify under penalties of perjury that the number shown above is my correct Taxpayer Identification Number (TIN), that I have entered the correct TIN or that I am waiting for a TIN to be issued to me and I am not subject to withholding. If I fail to furnish my correct TIN, I may be subject to a penalty by the IRS. Also, such a failure would result in backup withholding of 30% of any payment made to me.

Signature of Shareholder	Date

X
Signature of Shareholder (if joint account)	Date

( ) - Daytime Phone Number, including Area Code		X Signature of Shareholder whose Social Date Security Number or Employer Identification Number is shown above.

4. LOST, MISSING OR DESTROYED CERTIFICATE(S)
To replace any lost, missing or destroyed certificates, please contact [Julie Adelman] at Bank of Astoria, the transfer agent for Bank of Astoria common stock, immediately at 1-503-325-2228. Replacement of any lost, missing or destroyed certificates may require you to provide a bond, indemnity, or other reasonable assurances required by the [EXCHANGE AGENT] or Columbia.

5. SPECIAL TRANSFER OR PAYMENT INSTRUCTIONS	6. SPECIAL DELIVERY INSTRUCTIONS

The Columbia shares or check that you receive in the exchange will be issued in the name(s) printed in Section 1 unless you indicate a different name(s) below. If you indicate a different name(s), your signature and a Signature Guarantee are required, and the Substitute Form W-9 on the reverse side must be completed by the new shareholder.

A Columbia stock certificate or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 3, if completed) unless you indicate a different address below:

NAME	NAME

NAME (If Joint)	ADDRESS

ADDRESS	CITY STATE ZIP

CITY STATE ZIP

X
AUTHORIZED SIGNATURE(S)

PLACE MEDALLION
SIGNATURE GUARANTEE HERE:

6. You must complete this Substitute Form W-9 only if you complete Section 3 or if the tax identification number shown in Section 2 is incorrect or missing.
Payor: [EXCHANGE AGENT]
Substitute Form W-9 Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do NOT send to the IRS.

   Name (if a joint account or you changed your name, see Specific Instructions on page             ):

Please print or type	Business name, if different from above (See Specific Instructions on page ): Check appropriate box: ☐ Individual/Sole proprietor ☐ Corporation ☐ Partnership ☐ Other

Requester’s name and address (optional):
Address (number, street, and apt. or suite no.)
City, State, and ZIP code	List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)		Part II

Enter your TIN in the appropriate box. For individuals, this is your social security number (SSN). However, if you are a resident alien or a sole proprietor, see the enclosed IRS Instructions for Completing Substitute Form W-9 on page 2. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 2 of the IRS Instructions.

	Social security number OR Employer identification number	For Payees Exempt from Backup Withholding (See the IRS Instructions on page 2)

Note: If the account is in more than one name, see the chart on page 3 of the IRS Instructions for guidelines on whose number to enter.
Part III Certification Under penalties of perjury, I certify that:
1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3.	I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Sign Here:	Date: